Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2019 Results

  Expanded margins through Flowserve 2.0 transformation program
  Completed the sixth consecutive quarter with bookings in excess of $1 billion
  Delivered over $120 million of free cash flow improvement year-to-date
  Revised 2019 Adjusted EPS target range to $2.15 - $2.20

DALLAS--(BUSINESS WIRE)--October 30, 2019--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights (all comparisons to the 2018 third quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) were $0.52, and Adjusted[1] EPS of $0.59
    Pre-tax adjusted items included $9.9 million of realignment and transformation activities and $0.9 million of negative below-the-line FX impact
    Adjusted EPS increased approximately 20% year-over-year
  Total bookings were $1.02 billion, up 1.3%, or 3.5% on a constant currency basis, and included approximately 0.6% negative impact related to divested businesses
    Original equipment bookings were $531.7 million, up 5.6%, or 7.7% on a constant currency basis
    Aftermarket bookings were $491.7 million, down 3.0%, or 0.7% on a constant currency basis
  Backlog as of September 30, 2019 was $2.1 billion, up 13.0% versus year-end 2018, on 1.11 book-to-bill year-to-date
  Sales were $996.5 million, up 4.6%, or 6.9% on a constant currency basis and included approximately 0.5% negative impact related to divested businesses
    Aftermarket sales were $487.6 million, up 6.7%, or 9.4% on a constant currency basis
  Reported gross and operating margins were 33.5% and 11.0%, up 110 basis points and 450 basis points, respectively
    Adjusted gross and operating margins[2] were 33.8% and 12.0%, up 60 basis points and 100 basis points, respectively

“Flowserve delivered strong results for the 2019 third quarter, highlighted by top-line growth, margin expansion and a 20% improvement in our adjusted earnings,” said Scott Rowe, Flowserve’s president and chief executive officer. “We produced the sixth consecutive quarter of year-over-year bookings growth, as late-cycle project activity continued to advance. Despite the current geopolitical uncertainty and slow-down in North American oil and gas, we were able to deliver strong bookings in the quarter by leveraging our commercial intensity and strike zone initiatives within the Flowserve 2.0 transformation.”

Lee Eckert, Flowserve’s senior vice president and chief financial officer, added, “Based on our results through the first three quarters and our outlook, Flowserve today revised its full year EPS guidance ranges, including our Adjusted EPS[3] target range to $2.15 to $2.20. Additionally, our Flowserve 2.0 transformation initiatives continued to drive improvement in our free cash flow metrics, including a year-over-year increase of over $120 million through September 30.”

Rowe concluded, “As we look forward, we expect to build on the momentum of our Flowserve 2.0 transformation program and continue driving performance in any market environment. I am increasingly confident in Flowserve’s ability to deliver enhanced value for our customers, employees and shareholders.”

Full Year 2019 Guidance[3]

Flowserve today updated its 2019 EPS guidance ranges. The revised Reported EPS target range is now $1.85 to $1.90, with an Adjusted EPS target range of $2.15 to $2.20. Both the Reported and the Adjusted EPS target ranges are based on an expected full year revenue increase of approximately 2.5% to 3.5% year-over-year, including FX and divestiture headwinds totaling approximately 3%. Please reference Flowserve’s 2019 third quarter earnings presentation, available on our website, for updates to other guidance metrics.

Third Quarter 2019 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, October 31st at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2019 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2018 FX rates and approximately 132 million fully diluted shares.

_ FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2018 spot rates both as applied to our 2019 expectations, divided by the number of shares expected for 2019.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2019	2018

Sales	$996,544	$952,716
Cost of sales	(662,855)	(644,215)
Gross profit	333,689	308,501
Selling, general and administrative expense	(226,216)	(241,878)
Loss on sale of businesses	-	(7,727)
Net earnings from affiliates	2,087	3,295
Operating income	109,560	62,191
Interest expense	(13,981)	(13,826)
Interest income	2,253	1,269
Other income (expense), net	(1,622)	(5,283)
Earnings before income taxes	96,210	44,351
Provision for income taxes	(25,647)	(14,912)
Net earnings, including noncontrolling interests	70,563	29,439
Less: Net earnings attributable to noncontrolling interests	(2,120)	(1,234)
Net earnings attributable to Flowserve Corporation	$68,443	$28,205

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.52	$0.22
Diluted	0.52	0.21

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$996,544	$-		$-		$996,544
Gross profit	333,689	(3,420)		-		337,109
Gross margin	33.5%	-		-		33.8%

Selling, general and administrative expense	(226,216)	(1,374)		(5,058)	(3)	(219,784)

Operating income	109,560	(4,794)		(5,058)		119,412
Operating income as a percentage of sales	11.0%	-		-		12.0%

Interest and other expense, net	(13,350)	-		(948)	(4)	(12,402)

Earnings before income taxes	96,210	(4,794)		(6,006)		107,010
Provision for income taxes	(25,647)	978	(2)	1,078	(5)	(27,703)
Tax Rate	26.7%	20.4%		17.9%		25.9%

Net earnings attributable to Flowserve Corporation	$68,443	$(3,816)		$(4,928)		$77,187

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.52	$(0.03)		$(0.04)		$0.59
Diluted	0.52	(0.03)		(0.04)		0.59

Basic number of shares used for calculation	131,145	131,145		131,145		131,145
Diluted number of shares used for calculation	131,846	131,846		131,846		131,846

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$952,716	$-		$-		$952,716
Gross profit	308,501	(8,208)		-		316,709
Gross margin	32.4%	-		-		33.2%

Selling, general and administrative expense	(241,878)	(2,919)		(23,986)	(3)	(214,973)
Loss on sale of business	(7,727)	-		(7,727)	(4)	-

Operating income	62,191	(11,127)		(31,713)		105,031
Operating income as a percentage of sales	6.5%	-		-		11.0%

Interest and other expense, net	(17,840)	-		(4,335)	(5)	(13,505)

Earnings before income taxes	44,351	(11,127)		(36,048)		91,526
Provision for income taxes	(14,912)	2,636	(2)	8,857	(6)	(26,405)
Tax Rate	33.6%	23.7%		24.6%		28.8%

Net earnings attributable to Flowserve Corporation	$28,205	$(8,491)		$(27,191)		$63,887

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$(0.06)		$(0.21)		$0.49
Diluted	$0.21	$(0.06)		$(0.21)		$0.49

Basic number of shares used for calculation	130,843	130,843		130,843		130,843
Diluted number of shares used for calculation	131,350	131,350		131,350		131,350

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents FPD loss on sale of businesses
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

FLOWSERVE CORPORATION
SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$742.1	$698.4
Sales	682.7	648.0
Gross profit	230.4	199.9
Gross profit margin	33.7%	30.8%
SG&A	147.1	139.0
Loss on sale of businesses	-	(7.7)
Segment operating income	85.5	56.5
Segment operating income as a percentage of sales	12.5%	8.7%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$282.7	$314.2
Sales	314.8	306.2
Gross profit	102.6	109.4
Gross profit margin	32.6%	35.7%
SG&A	52.6	52.9
Segment operating income	50.0	56.4
Segment operating income as a percentage of sales	15.9%	18.4%

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2019	2018

Sales	$2,876,679	$2,845,798
Cost of sales	(1,930,881)	(1,979,807)
Gross profit	945,798	865,991
Selling, general and administrative expense	(655,046)	(711,845)
Loss on sale of businesses	-	(7,727)
Net earnings from affiliates	8,057	7,908
Operating income	298,809	154,327
Interest expense	(42,025)	(43,645)
Interest income	6,494	4,237
Other income (expense), net	(8,098)	(17,206)
Earnings before income taxes	255,180	97,713
Provision for income taxes	(64,646)	(37,028)
Net earnings, including noncontrolling interests	190,534	60,685
Less: Net earnings attributable to noncontrolling interests	(6,659)	(4,117)
Net earnings attributable to Flowserve Corporation	$183,875	$56,568

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.40	$0.43
Diluted	1.40	0.43

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,876,679	$-		$-		$2,876,679
Gross profit	945,798	(12,783)		-		958,581
Gross margin	32.9%	-		-		33.3%

Selling, general and administrative expense	(655,046)	13,619		(21,044)	(3)	(647,621)

Operating income	298,809	836		(21,044)		319,017
Operating income as a percentage of sales	10.4%	-		-		11.1%

Interest and other expense, net	(43,629)	-		(6,734)	(4)	(36,895)

Earnings before income taxes	255,180	836		(27,778)		282,122
Provision for income taxes	(64,646)	1,939	(2)	6,341	(5)	(72,926)
Tax Rate	25.3%	-231.9%		22.8%		25.8%

Net earnings attributable to Flowserve Corporation	$183,875	$2,775		$(21,437)		$202,537

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.40	$0.02		$(0.16)		$1.54
Diluted	1.40	0.02		(0.16)		1.54

Basic number of shares used for calculation	131,092	131,092		131,092		131,092
Diluted number of shares used for calculation	131,697	131,697		131,697		131,697

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,845,798	$-		$-		$2,845,798
Gross profit	865,991	(31,593)		(7,713)	(3)	905,297
Gross margin	30.4%	-		-		31.8%

Selling, general and administrative expense	(711,845)	(11,747)		(44,365)	(4)	(655,733)
Gain on sale of business	(7,727)	-		(7,727)	(5)	-

Operating income	154,327	(43,340)		(59,805)		257,472
Operating income as a percentage of sales	5.4%	-		-		9.0%

Interest and other expense, net	(56,614)	-		(16,349)	(6)	(40,265)

Earnings before income taxes	97,713	(43,340)		(76,154)		217,207
Provision for income taxes	(37,028)	9,652	(2)	13,211	(7)	(59,891)
Tax Rate	37.9%	22.3%		17.3%		27.6%

Net earnings attributable to Flowserve Corporation	$56,568	$(33,688)		$(62,943)		$153,199

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.43	$(0.26)		$(0.48)		$1.17
Diluted	$0.43	$(0.26)		$(0.48)		$1.17

Basic number of shares used for calculation	130,816	130,816		130,816		130,816
Diluted number of shares used for calculation	131,224	131,224		131,224		131,224

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to FPD divestiture write-down of assets
(4) Represents $9.7 million related to FPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $27.4 million related to Flowserve 2.0 transformation efforts
(5) Represents IPD loss on sale of businesses
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above

FLOWSERVE CORPORATION
SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$2,253.5	$2,023.2
Sales	1,966.8	1,960.8
Gross profit	653.8	569.6
Gross profit margin	33.2%	29.0%
SG&A	419.7	447.8
Loss on sale of businesses	-	(7.7)
Segment operating income	242.1	122.8
Segment operating income as a percentage of sales	12.3%	6.3%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$942.8	$957.9
Sales	913.9	889.9
Gross profit	299.8	298.6
Gross profit margin	32.8%	33.6%
SG&A	159.2	161.1
Segment operating income	140.6	136.7
Segment operating income as a percentage of sales	15.4%	15.4%

Third Quarter and Year-to-Date 2019 - Segment Results
(dollars in millions, comparison vs. 2018 third quarter and year-to-date, unaudited)

	FPD		FCD
	3rd Qtr	YTD	3rd Qtr	YTD
Bookings	$742.1	$2,253.5	$282.7	$942.8
- vs. prior year	6.3%	11.4%	-10.0%	-1.6%
- on constant currency	8.7%	14.9%	-8.3%	1.2%

Sales	$682.7	$1,966.8	$314.8	$913.9
- vs. prior year	5.4%	0.3%	2.8%	2.7%
- on constant currency	7.7%	3.3%	4.9%	5.5%

Gross Profit	$230.4	$653.8	$102.6	$299.8
- vs. prior year	15.3%	14.8%	-6.2%	0.4%

Gross Margin (% of sales)	33.7%	33.2%	32.6%	32.8%
- vs. prior year (in basis points)	290 bps	420 bps	(310) bps	(80) bps

Operating Income	$85.5	$242.1	$50.0	$140.6
- vs. prior year	51.3%	97.1%	-11.3%	2.9%
- on constant currency	55.0%	104.7%	-10.6%	4.8%

Operating Margin (% of sales)	12.5%	12.3%	15.9%	15.4%
- vs. prior year (in basis points)	380 bps	600 bps	(250) bps	- bps

Adjusted Operating Income *	$88.5	$237.2	$50.8	$142.4
- vs. prior year	24.5%	31.1%	-10.7%	0.8%
- on constant currency	27.4%	36.2%	-10.0%	2.7%

Adj. Oper. Margin (% of sales)*	13.0%	12.1%	16.1%	15.6%
- vs. prior year (in basis points)	200 bps	290 bps	(250) bps	(30) bps

Backlog	$1,514.6		$627.0

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(Amounts in thousands, except par value)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$547,270	$619,683
Accounts receivable, net of allowance for doubtful accounts of $52,013 and $51,501, respectively	789,448	792,434
Contract assets, net	258,299	228,579
Inventories, net	687,239	633,871
Prepaid expenses and other	113,404	108,578
Total current assets	2,395,660	2,383,145
Property, plant and equipment, net of accumulated depreciation of $989,117 and $956,634, respectively	575,845	610,096
Operating lease right-of-use assets, net	182,273	-
Goodwill	1,178,248	1,197,640
Deferred taxes	44,113	44,682
Other intangible assets, net	182,162	190,550
Other assets, net	206,191	190,164
Total assets	$4,764,492	$4,616,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$398,215	$418,893
Accrued liabilities	385,520	391,406
Contract liabilities	219,680	202,458
Debt due within one year	9,739	68,218
Operating lease liabilities	35,042	-
Total current liabilities	1,048,196	1,080,975
Long-term debt due after one year	1,350,265	1,414,829
Operating lease liabilities	146,839	-
Retirement obligations and other liabilities	449,388	459,693
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	499,930	494,551
Retained earnings	3,651,126	3,543,007
Treasury shares, at cost – 46,053 and 46,237 shares, respectively	(2,042,140)	(2,049,404)
Deferred compensation obligation	8,277	7,117
Accumulated other comprehensive loss	(593,849)	(573,947)
Total Flowserve Corporation shareholders' equity	1,744,335	1,642,315
Noncontrolling interests	25,469	18,465
Total equity	1,769,804	1,660,780
Total liabilities and equity	$4,764,492	$4,616,277

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30
(Amounts in thousands)	2019	2018

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$190,534	$60,685
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	69,007	72,668
Amortization of intangible and other assets	10,134	12,548
Loss on disposition of businesses	-	7,727
Stock-based compensation	22,507	14,130
Foreign currency, assets impairments and other non-cash adjustments	(8,284)	31,678
Change in assets and liabilities:
Accounts receivable, net	(13,351)	(9,481)
Inventories, net	(68,695)	(46,699)
Contract assets, net	(36,325)	(54,822)
Prepaid expenses and other assets, net	3,786	(16,340)
Accounts payable	(17,889)	(29,963)
Contract liabilities	21,323	3,410
Accrued liabilities and income taxes payable	(6,407)	(13,690)
Retirement obligations and other	(27,660)	(1,480)
Net deferred taxes	5,311	(4,033)
Net cash flows provided (used) by operating activities	143,991	26,338
Cash flows – Investing activities:
Capital expenditures	(44,624)	(49,976)
Proceeds from disposal of assets and other	40,773	4,062
(Payments) proceeds from disposition of businesses	-	(3,663)
Net cash flows provided (used) by investing activities	(3,851)	(49,577)
Cash flows – Financing activities:
Payments on long-term debt	(105,000)	(45,000)
Proceeds from short-term financing	75,000	-
Payments on short-term financing	(75,000)	-
Proceeds under other financing arrangements	2,572	2,720
Payments under other financing arrangements	(8,903)	(9,093)
Repurchases of common shares	(5,432)	-
Payments related to tax withholding for stock-based compensation	(3,835)	(2,972)
Payments of dividends	(74,695)	(74,548)
Other	(251)	(4,333)
Net cash flows provided (used) by financing activities	(195,544)	(133,226)
Effect of exchange rate changes on cash	(17,009)	(17,038)
Net change in cash and cash equivalents	(72,413)	(173,503)
Cash and cash equivalents at beginning of period	619,683	703,445
Cash and cash equivalents at end of period	$547,270	$529,942

Contacts

Flowserve
Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications (972) 443-6644